SETTLEMENT AGREEMENT
                              --------------------

         This Settlement Agreement ("Settlement Agreement") is made and entered into this 21th day of November 2000 by and between Atlas Communications, Ltd. ("Atlas"), Win-Gate Equity Group, Inc. ("Win-Gate") and Globaltron Communications Corporation ("Globaltron"). Each of the aforementioned parties may hereinafter be individually referred to as the "Party" or collectively as the "Parties."

         WHEREAS, Atlas and Win-Gate had previously entered into negotiations for the purchase and/or merger of Atlas by Win-Gate (the "Negotiations"); and

         WHEREAS, during the Negotiations Atlas entered into certain billing, lease, service and management agreements (the, "Contracts", and collectively with the Negotiations, the "Agreements") with Globaltron, a wholly owned subsidiary of Win-Gate; and

         WHEREAS, Atlas and Win-Gate have recently agreed to terminate their discussions relating to any such purchase and/or merger; and

         WHEREAS, the Parties now wish to enter into a final settlement of the claims that each may have against the other, including, but not limited to, any claims arising out of the Agreements as follows.

         NOW THEREFORE, in consideration of mutual covenants set forth herein, together with other good and valuable consideration, the receipt of which is hereby acknowledged by the Parties hereto, the Parties agree as follows:

         1. Upon the execution of this Settlement Agreement, Win-Gate shall transfer 400,000 shares of Win-Gate Common Stock (the "Win-Gate Shares") to Atlas which shall not be subject to any encumbrances or set offs. Win-Gate shall issue to Atlas an additional 50,000 shares of Win-Gate Common Stock (the "Additional Win-Gate Shares") in the event that the price of the common stock of Win Gate does not have an average closing price of $7.00 or more for twenty (20) consecutive trading days within twelve (12) months from the date hereof (the $7.00 per share average price target and the number of Additional Win-Gate Shares shall be proportionately adjusted to reflect any stock split, reverse stock split or combination of shares, stock dividend or other similar change in Win-Gate common stock). Win Gate undertakes that it will immediately issue the Additional Win-Gate Shares if the condition described in the preceding sentence is not satisfied within (12) twelve months from the date hereof and a notation has been put in the books of Win Gate as to the "set aside" of the Additional Win Gate Shares for such purposes. If (but without any obligation to do so) Win Gate proposes to register any of its common stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (whether for its own account or that of selling shareholders), Win Gate shall, at such time, promptly give Atlas written notice of such registration. Upon the written request of Atlas given within twenty (20) days after receipt of such notice by Atlas, Win Gate shall use its best efforts to cause to be registered under the Securities Act all of the Win Gate Shares and if received by Atlas, the Additional Win-Gate Shares that Atlas has requested to be registered. Win Gate shall have no obligation under this
                  Section 1 to make any offering of its securities, or to complete an offering of its securities that it proposes to make. Notwithstanding the foregoing, if the managing underwriter of such proposed registration determines and advises in writing that the inclusion of the Win Gate Shares or the Additional Win Gate Shares proposed to be included in the proposed registration of Win Gate's common stock would interfere with the successful completion of the registration of Win Gate's stock, then Win-Gate shall not be under any obligation to include any of the Win Gate Shares or the Additional Shares in excess of the amount, if any, of those shares which the managing underwriter of such underwritten offering shall agree in writing to include; provided that if another existing shareholder of Win Gate is permitted to register its shares, Atlas shall be given the right to include in the proposed registration a pro rata number of Win Gate Shares or Additional Win-Gate Shares as to the shares permitted to be registered to the other existing shareholders' of Win-Gate.

                  Win Gate shall pay all expenses incurred by it in complying with the registration provided in this Section; provided, however, that the fees and expenses of complying with the securities or blue sky laws applicable to the Win Gate Shares or the Additional Win Gate Shares to be registered in any state in which Win-Gate is not registering its shares, all attorney fees, underwriting discounts and selling commissions shall be borne by Atlas.

         2. The Win Gate Shares and the Additional Win Gate Shares shall be received by Atlas for investment purposes for its own account, and not with the view to, or for resale in connection with, any distribution thereof. Atlas understands that the Win Gate Shares and the Additional Win Gate Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of various states, by reason of a specified exemption from the registration provisions there under. Atlas acknowledges that the Win Gate Shares and the Additional Win Gate Shares must be held indefinitely unless they are subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. Atlas has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of the securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about Win Gate and compliance with applicable requirements regarding the holding period and the amount of securities to be sold and the manner of sale. Atlas has received and carefully reviewed (i) Win Gate's Registration Statement on Form S-1, (ii) all other information filed by Win Gate pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended. Atlas is aware that no federal or state or other agency has passed upon or made any finding or determination concerning the fairness of the transactions contemplated by this Settlement Agreement or the adequacy of the disclosure of the exhibits and schedules hereto and Atlas must forego the Win Gate Shares and the Additional Win Gate Shares, if such a review would so provide. Atlas understands and acknowledges that neither the Internal Revenue Service nor any other tax authority has been asked to rule on nor has it ruled on the tax consequences of the transactions contemplated hereby. Atlas understands that all certificates for the Win Gate Shares and the Additional Win Gate Shares shall bear a legend in substantially the following form:

                           "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS."

         3. Upon the execution of this Settlement Agreement, Globaltron shall pay to Atlas the sum of $50,000 as full and final payment of all amounts due under the Agreements. In addition, each party waives any amounts invoiced, or that could have been invoiced, to the other party under any of the Agreements.

         4. Starting on November 27, 2000 and until December 11, 2000, Atlas shall cooperate with Globaltron's representatives and allow those representatives to enter into Atlas' sites (under the supervisions of Atlas' representatives and during normal business hours); provided that if any force majeure event occurs, the term provided in this Paragraph 4 shall be extended for another 10-days term starting on the termination of such force majeure event. A list of the above referred equipment is attached to this Settlement Agreement as Exhibit A.

         5. Except for any obligations set forth herein, the Parties do hereby mutually release each other, its shareholders, officers, employees, directors, consultants, professional advisors, representatives, predecessors, GNB Bank Panama S.A. and Colpafinsa S.A. and affiliates of each of them, from and against any and all claims, actions, causes of action, demands, rights, damages, costs and/or expenses including but not limited to any claims or rights arising under the Agreements.

         6. No Party to this Settlement Agreement shall, at any time disclose to any person any and all the confidential and proprietary information which each party has furnished to the other or its respective representatives or advisors, including, without limitation, all financial statements, operating or capital strategies, industry statistics, analyses, compilations, studies or other documents, which contain or otherwise reflect such information whether oral or written (the "Confidential Information") delivered or made in connection with the Agreements. Except as provided in this

                  Settlement Agreement, each Party agrees not to use the Confidential Information for any purpose other than for performing its obligations under this Settlement Agreement, provided that such information shall not be disclosed to any other persons. The obligations of each Party under this Settlement Agreement shall remain in effect beginning with the date of disclosure of the Confidential Information and ending 5 years after the date of this Settlement Agreement. The Confidential Information may be disclosed by any of the Parties hereto: (i) to any affiliate, employees or professional advisor's of each Party, only to such extent as is necessary for the purposes of this Settlement Agreement or to implement the rights and obligations of the Parties hereto, and subject in each case to the recipient to hold the same confidential in a written instrument and that the recipient further agreeing not to use same except for the purposes for which the disclosure is made; and (ii) to any governmental, taxation or other authority or regulatory body to the extent required to carry out the purposes of this Settlement Agreement or to enforce the terms hereof, or as required by law. In the event that any of the Parties or their respective affiliates or representatives are requested or required (by oral questions, interrogatories, requests for information, subpoena, civil investigative demand, or similar process) to disclose the Confidential Information, such party will provide to the other prompt notice of such request(s) so that the other Party may have a reasonable period of time to seek an appropriate protective order or waive compliance with the provisions of this Settlement Agreement. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, either Party, upon the advice of counsel, determines that it is compelled to disclose the Confidential Information under penalty of contempt or suffer other penalty or liability, such Party may disclose such material without liability hereunder, and shall use its best efforts to have the recipient undertake to maintain its confidentiality.

         7. The Parties hereto undertake not to make any Disparaging Comments about the other. For the purpose of this Settlement Agreement, Disparaging Comments refer to any comments, whether oral or in writing (inclusive of those to governmental, regulatory or self regulatory authorities) to the press, the employees, consultants, tenants, customers of either Atlas, Win-Gate or Globaltron or those of their affiliates or to any other person, which is negative in nature or which could adversely effect (i) the conduct of the business either of the Parties hereto and their affiliates; (ii) the reputation or quality of either Party hereto or their affiliates or those of any of their employees, consultants, direct or indirect shareholders or beneficial owners, directors or officers, past or present, or the manner in which any of them conducts their respective businesses.

         8. The Parties agree that any and all disputes arising from or related to this Settlement Agreement shall be submitted to binding arbitration before one arbitrator in accordance with the rules of the American Arbitration Association. Any such arbitration shall be held exclusively at the offices of the American Arbitration Association in New York, New York. Notwithstanding the foregoing either party can seek injunctive relief in aid of arbitration in any court of competent jurisdiction and to seek equitable or legal remedies in respect to a breach of Paragraphs 6 and 7 in any such court. This Settlement Agreement shall be governed by the laws of the State of New York without regard to any conflict or choice of law considerations.

         9. Except for the Settlement Agreement for The Use and Nondisclosure of Proprietary Information by and between Atlas and Globaltron dated May 19, 2000 (the, "NDA"), this Settlement Agreement shall represent the complete agreement between the Parties hereto and supercedes any prior written agreements or oral representations and/or promises between the Parties hereto. The Parties hereto acknowledge that the terms of the NDA shall remain in full force and effect. However, no modification or amendment to this Settlement Agreement shall be effective unless set forth in writing and executed by all of the Parties hereto.

         10. The Parties to this Settlement Agreement agree to provide each other with any other documentation necessary to give effect to this Settlement Agreement.

         11. This Settlement Agreement may be executed in counterparts and shall be effective as of the date that it is executed by all of the Parties hereto.

                  THE PARTIES hereto have caused this Settlement Agreement to be executed by their Officers thereunto on the day and year first above written.

         Atlas Communications, Ltd.               Win-Gate Equity Group, Inc.



         By:      Illegible                       By: /s/ Kevin P. Fitzgerald
                                                      -----------------------
                                                           Kevin P. Fitzgerald




         GNB Bank Panama S.A. (*)                 Colpafinsa S.A.(*)



         By:      /s/Camilo Verastegui            By: /s/ Magda Rodriguez
                  --------------------------          -------------------
                  Camilo Verastegui                       Magda Rodriguez

         Globaltron Communications Corporation

         By:      /s/ Kevin P. Fitzgerald
                  --------------------------
                  Kevin P. Fitzgerald




         (*) Only as to Section 5 under this Settlement Agreement